EXHIBIT 16.1



                   [LETTERHEAD OF HOLLANDER, LUMER & CO. LLP]



                                 April 12, 2001



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

          We have read Item 4 of the Current Report on Form 8-K of CyPost Corporation dated April 12, 2001 and agree with the statements made therein insofar as they relate to the accounting firm of Hollander, Lumer & Co. LLP.



                                        Hollander, Lumer & Co. LLP
                                        Los Angeles, California